Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements on Forms S-1 of OICco Acquisition I, Inc. of our reports dated March 17, 2010, with respect to the financial statements of OICco Acquisition I, Inc. included in this Report on Form S-1 for the period from the date of inception on July 24, 2009 to December 31, 2009.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
December 7, 2010 ___________________________________
Date